LETTER OF AGREEMENT

THIS LETTER is made on this day _4tth March, 2005

BETWEEN

[A]

DIGITAL NETWORK ALLIANCE (HK) LIMITED, a Hong Kong SAR corporation with a business address at 15/F, East Wing, Sincere Insurance Building, 6 Hennessy Road, Wanchai, Hong Kong ("DNA"); and

[B]

EFO LIMITED, , a Hong Kong SAR corporation with a business address at Room 1907, Hang Bong

Commercial Center, 28 Shanghai Street, Kowloon, Hong Kong (UEFO").

1. INTENTIONS

A:

DNA and EFO have expressed an interest to form a Joint Venture Company (uJVC") to provide Online

Financial Information, Data Feed, Trading Services, and Web Portal in Hong Kong, China and the Asia Pacific region.

B:

Definitions and the general terms and conditions of the distribution rights are as stated in Appendix A of this Letter.

2. OTHER KEY DETAILS

2.1

Shareholding of JVC

2.1.1

DNA

*

DNA will be entitled to 70% of total paid up equity in the JVC, in lieu of providing the resources listed in DNA's responsibility.

*

DNA will be entitled to 3 board representations.

*

DNA will be entitled to appoint the Key Management positions (e.g, CEO, COO, CTO, and CFO)

2.1.2

EFO

*

DNA will be entitled to 20% of the total paid up equity in the JVC, in lieu of providing the required resources listed EFO's responsibility.

*

EFO will be entitled to 1 board representation.

2.1.3

Management

•

10% of the total paid up equity will be allocated to the management of the JVC.

2.2

Responsibilities of each party

2.2.1

DNA

DNA will provide an initial cash injection equivalent to 70% of total initial cash requirement.

*

DNA will be responsible further funding upto a maximum of USD100,OOO in the form of shareholders loan to the JVC.

Any subsequent funding will be determined by the shareholders.

*

DNA will make payment for software license and data-feed in accordance with the payment term schedule set out on Appendix.

2.2.2

EFO

*

EFO will deliver a white label desktop version of financial application nick-named as Boss Winner Professional to JVC. The alpha version should be available for DNS's testing on or before April 30, 2005. DNA has to come back a bug-fixes list with minor functions changes within 30 days after the release of alpha version. EFO will complete the fix within 30 days and release a beta version. JVC will provide a final -fixes list within 15 days. EFO will then provide a final version within 15 days. In any case, the final release date is no later than August 31, 2005.

*

EFO will provide the Financial Data feeds for the various financial markets at the cost listed in the Appendix to the JVC. The JVC will pay a cost plus fee to EFO for every customer that subscribes to the Data Feeds.

*

EFO will provide all necessary technical planning, software development support and second level support to the JVC for the supplied software and data-feed at no additional cost.

2.3

Software Delivery

Before the Boss Winner Professional is ready, the JVC is entitled to sell the other EFO products without extra white label charge, software license charge and the data feed charge.

2.4

Time frame

The shareholders will execute a binding shareholders agreement within 60days of this Letter of Agreement.

The shareholders Agreement will supercede this Letter of Agreement.

DIGITAL NETWORK ALLIANCE (HK) LIMITED

Signature

Signature

Name

Name

Title

Director

Title

Date

Date

2

EFO LIMITED